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                                                                    EXHIBIT 12.1


GLENBOROUGH REALTY TRUST INCORPORATED
Computation of Ratio of Earnings to Fixed Charges for the five years ended December 31, 1996 and the nine month period ended September 30, 1997


                                               GRT Predecessor Entities, Combined
                                                                                                 The Company
                                                Twelve Months Ended December 31,
                                                                                              Twelve       Nine
                                                                                              Months       Months
                                                                                              Ended        Ended
                                            1992         1993         1994        1995       12/31/96     9/30/97
                                          --------      -------      ------      ------      --------------------
EARNINGS, AS DEFINED
   Net Income (loss)...................   $(2,681)      $ 4,418      $1,580      $  524      $(1,609)     $11,502
   Extraordinary items.................      (556)       (2,274)         --          --        7,423           --
   Federal & State income taxes........       700            24         176         357           --           --
   Minority Interest...................        (8)            5          43          --          292          689
   Fixed Charges.......................     1,860         1,301       1,140       2,129        3,913        6,416
                                          --------      -------      ------      ------      -------      -------
                                             (685)      $ 3,474      $2,939      $3,010      $10,019      $18,607
                                          --------      -------      ------      ------      -------      -------

FIXED CHARGES, AS DEFINED..............   $ 1,860       $ 1,301      $1,140      $2,129      $ 3,913      $ 6,416
                                          --------      -------      ------      ------      -------      -------

RATIO OF EARNINGS TO FIXED CHARGES.....     (0.37)         2.67        2.58        1.41         2.56         2.90
                                          --------      -------      ------      ------      -------      -------
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